Exhibit 5.2

JOSEPH ONEBANE (1917-1987)
JOHN G. TORIAN, II (1936-1991)

TIMOTHY J. MCNAMARA
EDWARD C. ABELL, JR.
LAWRENCE L. LEWIS, III †
DOUGLAS W. TRUXILLO *
RANDALL C. SONGY
MICHAEL G. DURAND
GREG GUIDRY *
GRAHAM N. SMITH *
GARY P. KRAUS
RICHARD J. PETRE, JR.
THOMAS G. SMART
ROGER E. ISHEE **
STEVEN C. LANZA
GREG R. MIER ††
MARIA FABRE MANUEL
CRAIG A. RYAN
JASMINE B. BERTRAND
JEREMY B. SHEALY
JAMES D. BAYARD
STEVEN T. RAMOS
MATTHEW C. HEBERT
GINGER HARGETT WELBORN
1200 CAMELLIA BOULEVARD (70508) SUITE 300 POST OFFICE BOX 3507 LAFAYETTE, LOUISIANA 70502-3507 TELEPHONE: (337) 237-2660 FAX: (337) 266-1232 WWW.ONEBANE.COM	OF COUNSEL
WILLIAM E. KELLNER
GREGORY K. MOROUX
FREDERICK R. PARKER, JR. ‡
JOHN F. PARKER
KAREN DANIEL ANCELET
JAMES L. ALCOCK, JR.

SHREVEPORT OFFICE

333 TEXAS STREET
SUITE 1180
SHREVEPORT, LA 71101
TELEPHONE: (318) 674-9770
FAX: (318) 674-9775

‡   LL.M. IN HEALTH LAW
†   BOARD CERTIFIED TAX ATTORNEY
      LL.M. IN TAXATION
††  REGISTERED PATENT ATTORNEY

*    ALSO ADMITTED IN TEXAS
** ALSO ADMITTED IN MISSISSIPPI
October 15, 2010
8100-65725
PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road
Suite 6000
Lafayette, LA 70508
Ladies and Gentlemen:
     We have acted as counsel for PetroQuest Energy, L.L.C., a Louisiana limited liability company (“PQLLC”), and TDC Energy LLC, a Louisiana limited liability company (“TDC” and together with PQLLC, each, individually, a “Subsidiary Guarantor”, or, collectively, the “Subsidiary Guarantors”), in connection with the registration by PetroQuest Energy, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3 (the “Registration Statement”) for the offer and sale from time to time pursuant to Rule 415 under the Securities Act of up to $250,000,000 of: (i) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of the Company, consisting of notes, debentures or other evidences of indebtedness (including Debt Securities issued upon exercise, exchange or redemption of securities providing for such issuance); (ii) shares of common stock, par value $.001 per share, of the Company (“Common Stock”) (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance); (iii) shares of preferred stock, par value $.001 per share, of the Company (“Preferred Stock”) (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance); (iv) depositary shares representing fractional interests in Preferred Stock (“Depositary Shares”); (v) purchase contracts (“Purchase Contracts”) requiring the holders thereof to purchase Securities (as defined below); (vi) units (“Units”) consisting of Debt Securities, Common Stock, Preferred Stock, Warrants (defined below), Purchase Contracts or any combination of the foregoing; (vii) warrants to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares,

PetroQuest Energy, Inc.
October 15, 2010

Purchase Contracts or Units (the “Warrants”); and (viii) guarantees of Debt Securities (the “Guarantees,” and together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Units and Warrants, each a “Security” and collectively the “Securities”) that may be issued from time to time by the Subsidiary Guarantors, all as more fully described in the Registration Statement.
     We have examined those records and documents as we have deemed necessary, including but not limited to originals, photocopies or conformed copies of (i) the Registration Statement (including the exhibits thereto), (ii) the Articles of Organization and Amended and Restated Operating Agreement of PQLLC and the Articles of Organization and Operating Agreement of TDC, each as amended to date, (iii) the limited liability company proceedings of the Subsidiary Guarantors, (iv) the forms of Indentures filed as Exhibits 4.7 and 4.8 to the Registration Statement, and (v) all of the certificates, agreements and documents that we have considered relevant and necessary as a basis for the opinions expressed in this letter. In addition, we have made those other examinations of law and fact as we considered necessary to form a basis for our opinions.
     As to certain questions of fact material to our opinions that we have not independently established, we have relied upon representations of public officials and upon certificates from officers of the Subsidiary Guarantors.
     In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies and (v) each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.
     Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that with respect to Guarantees of Debt Securities issued by a Subsidiary Guarantor (a “Debt Guarantee”), when (a) the applicable Indenture and any applicable supplemental Indentures have been duly authorized and validly executed and delivered by the trustee, the Company and such Subsidiary Guarantor, (b) all necessary limited liability company or other action by such Subsidiary Guarantor has been taken to authorize the issuance and the specific terms of such Debt Guarantees, the terms of the offering thereof and related matters and (c) such Debt Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and any applicable supplemental Indenture, such Debt Guarantees will be legally issued.

PetroQuest Energy, Inc.
October 15, 2010

     The opinion expressed above is subject in all respects to the following assumptions, exceptions and qualifications:
a.	We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby and will comply with the Securities Act and the rules and regulations thereunder, and state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iv) all Securities will be issued and sold in compliance with the Securities Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and such applicable state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement; (vi) the consideration paid under any underwriting, purchase or similar agreement for Common Stock or Preferred Stock, including Common Stock or Preferred Stock underlying any Units, whether in cash, through the issuance of another Security, or a combination of cash or any other Security, shall not be less than the par value of any Common Stock or Preferred Stock, as the case may be, issued under the Registration Statement; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (viii) there shall not have occurred any change in law affecting the validity or enforceability of any such Security; and (ix) none of the terms of any Security to be

PetroQuest Energy, Inc.
October 15, 2010

established after the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company and the Subsidiary Guarantors with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company or any of the Subsidiary Guarantors, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company or any Subsidiary Guarantor.
b.	In rendering the opinion above, we have assumed that the trustee is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under the applicable Indenture and the TIA and that the trustee has or will have duly executed and delivered the applicable Indenture.

c.	The opinions expressed in this letter are limited to the laws of the State of Louisiana, excluding state securities laws. Porter & Hedges, L.L.P. is entitled to rely on this opinion in connection with its opinion to you dated the date hereof, insofar as such opinion involves the laws of the State of Louisiana.
     We consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
     This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.
Very truly yours,
ONEBANE LAW FIRM

By:	/s/ Craig A. Ryan